UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2018

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

12540 Broadwell Road, Suite 2104
Milton, GA 30004

(Address of principal executive offices, including Zip Code)

(770) 691-6350
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

Amendment No. 1 and Amendment No. 2 to Equity Securities Purchase Agreement

As previously disclosed, on February 20, 2018, Meridian Waste Solutions, Inc. (“Meridian” or the “Company”), Meridian Waste Operations, Inc. (“Seller” or “Operations” and together with Meridian, the “Seller Parties”), Meridian Waste Acquisitions, LLC (“Buyer”), a Delaware limited liability company formed by Warren Equity Partners Fund II, and Jeffrey S. Cosman, an officer, director and majority shareholder of Meridian (“Cosman”), entered into an Equity Securities Purchase Agreement (as amended, the “Purchase Agreement”).

Upon the terms and subject to the conditions set forth in the Purchase Agreement, on April 20, 2018 Buyer purchased from Seller all of the membership interests in each of the direct wholly-owned subsidiaries of Seller (the “Acquired Parent Entities” and together with each direct and indirect subsidiary of the Acquired Parent Entities, the “Acquired Entities”), which constitute the Solid Waste Business (as defined below), and each such Acquired Parent Entity continues as a wholly-owned subsidiary of Buyer (the “Transaction”). Pursuant to the Purchase Agreement, upon the consummation of the Transaction (the “Closing”), Buyer paid Seller Parties $3.0 million in cash; satisfied $75.8 million of outstanding indebtedness under the Prior Credit Agreement (as defined below); and assumed the Acquired Entities’ obligations under certain equipment leases and other operating indebtedness and obligations. At the Closing, the Seller Parties retained approximately $8.2 million of outstanding indebtedness under the New Credit Agreement (as defined below), including accrued interest in an aggregate amount approximately equal to $1.0 million, and all other assets and obligations of Meridian, the Technologies Business and the Innovations Business (each as defined below). Pursuant to the terms of the Purchase Agreement, at the Closing, Meridian issued to Buyer a warrant (the “Company Warrant”) to purchase shares of Meridian’s common stock, par value $0.025 equal to two percent of the issued and outstanding shares of capital stock of Meridian on a fully-diluted basis as of Closing (subject to adjustment as set forth therein and as more fully described in the Purchase Agreement and the Company Warrant) at a per share purchase price equal to $1.00 (the “Company Warrant Exercise Price”). The Company Warrant Exercise Price is subject to adjustment as more fully set forth in the Company Warrant. The foregoing description of the Company Warrant does not purport to be complete and is qualified in its entirety by reference to the Company Warrant, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

On March 30, 2018, Seller Parties and Buyer entered into Amendment #1 to the Purchase Agreement (“Amendment No. 1”) to (i) provide an exception to the indemnification obligations of Seller Parties with respect to Losses (as defined in the Purchase Agreement) arising out of or relating to an acquisition of certain solid waste assets by an Acquired Entity following the execution date of the Purchase Agreement and the assets and liabilities assumed by such Acquired Entity in connection with the acquisition and (ii) to amend the description of the Company Warrant to provide that the Company Warrant Exercise Price shall be equal to the lower of (a) $1.25 or (b) the average of the daily high and low sale prices per share over the 30 days ending one day prior to the Closing, provided that such price shall not be less than $1.00 per share of Common Stock.

In addition, on April 20, 2018, prior to the Closing, Parties and Buyer entered into Amendment #2 to the Purchase Agreement (“Amendment No. 2”) to, among other things, (i) require the Seller Parties to take certain actions related to the Company’s 401(k) plans and (ii) require the Company to maintain the employment agreement of a specific employee and indemnify Buyer for certain breaches of such employee’s employment agreement.

The foregoing descriptions of the Purchase Agreement, Amendment No. 1 and Amendment No. 2 do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Amendment No. 1 and Amendment No. 2, which are filed as Exhibits 2.1, 2.2 and 2.3 hereto, respectively, and incorporated herein by reference.

Second Amended and Restated Credit Facility

On April 20, 2018 (the “Restatement Date”), Meridian closed a Second Amended and Restated Credit and Guaranty Agreement (the “New Credit Agreement”) by and among Operations, Mobile Science Technologies, Inc. (“Mobile”), Attis Healthcare, LLC (“Healthcare”), Integrity Lab Solutions, LLC, (“Integrity”), Red X Medical LLC (“Red X”), Welness Benefits, LLC (“Welness”), LGMG, LLC (“LGMG”), Attis Innovations, LLC (“Attis Innovations”), Advanced Lignin Biocomposites LLC (“Advanged Lignin”), Attis Envicare Medical Waste, LLC (“Envicare”), Attis Genetics, LLC (“Genetics”), Attis Federal Labs, LLC (“Federal Labs”) and Attis Commercial Labs, LLC (“Commercial Labs” and together with Mobile, Healthcare, Integrity, Red X, Welness, LGMG, Attis Innovations, and Advanced Lignin, Envicare, Genetics and Federal Labs, the “New Credit Companies”), the Company and certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger. The Credit Agreement amended and restated the Amended and Restated Credit and Guaranty Agreement entered into as of February 15, 2017 by and among Meridian, certain of the Acquired Entities, and certain current or former subsidiaries of the Company, as Guarantors and co-borrowers, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (as amended prior to the Restatement Date, the “Prior Credit Agreement”).

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Pursuant to the New Credit Agreement, the Lenders thereunder have agreed to waive any mandatory prepayments under the Prior Credit Agreement in connection to the Transaction and restructure the remaining indebtedness and accrued interest under the Prior Credit Agreement as a term loan payable by the New Credit Companies, in an aggregate amount of approximately $8.2 million (the “Loan”), including interest accrued but unpaid for the interest periods ending on February 28, 2018 and March 31, 2018 in an aggregate amount of approximately $1.0 million. As disclosed above, approximately $75.8 million of outstanding indebtedness under the Prior Credit Agreement was paid at the Closing of the Transaction.

The Loan matures on December 22, 2020, unless such Loan becomes due and payable earlier by acceleration or otherwise. So long as no default or event of default has occurred that is then continuing, the New Credit Companies have the option to convert any part of the Loan equal to $500,000 and integral multiples of $100,000 in excess thereof into a “Base Rate Loan” or a “LIBOR Rate Loan.” Base Rate Loans bear interest at the greatest of (i) the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate in effect on such date, (ii) the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers in effect on such day, plus one-half of 1%, (iii) the sum of (1) the Adjusted LIBOR Rate (as defined below) for a period of one month and (2) 1.00%, in each instance, as of such day, and (iv) 4.25%, plus 7.00%. LIBOR Rate Loans bear interest at the greater of (i) the rate per annum obtained by dividing (a)(1) the rate per annum equal to the rate determined by the Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration for deposits with a term equivalent to such period in U.S. dollars displayed on the ICE LIBOR USD page of the Reuters screen (the “Eurodollar Screen Rate”) or (2) in the event the Eurodollar Screen Rate is not available, the rate per annum equal to the offered rate that is set forth on or in such other available quotation page or service as is acceptable to the Administrative Agent in its sole discretion and the provide an average ICE Benchmark Administration Limited Interest Settlement Rate or another London interbank offered rate administered by any other person that takes over the administration of such rate for deposits with a term equivalent to such period in U.S. dollars, or (3) in the event the rates reference in preceding clauses (1) and (2) are not available or if such information, in the reasonable judgment of the Administrative Agent shall cease to accurately reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by the Administrative Agent, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate (collectively, the “Adjusted LIBOR Rate”) plus 8.00%.

The amounts outstanding pursuant to the Loan are secured by a first position security interest in substantially all of the Company’s assets and the New Credit Companies’ assets in favor of the Agent, in accordance with that certain Amended and Restated Pledge and Security Agreement dated as of April 20, 2018 (the “New Pledge and Security Agreement”).

The Credit Agreement and the New Pledge and Security Agreement contain customary representations and warranties as well as customary affirmative and negative covenants. Negative covenants include, among others, limitations on incurrence of liens and secured indebtedness, and limitations on incurrence of any indebtedness by the Company’s subsidiaries. The Credit Agreement also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the Lender may declare the outstanding loans and all other obligations under the Credit Agreement immediately due and payable.

The above descriptions of the New Credit Agreement, Loan and New Pledge and Security Agreement do not purport to be complete and are qualified in their entirety by the full text of the applicable documents themselves, which are filed as Exhibit 4.2, 4.3 and 4.4 hereto, and are incorporated herein by reference.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Meridian historically generally operated three lines of business: solid waste (the “Solid Waste Business”) through the subsidiaries of its wholly-owned subsidiary, Operations; technologies (the “Technologies Business”) through its wholly-owned subsidiary, Mobile; and innovations (the “Innovations Business”) through its wholly-owned subsidiary, Attis Innovations.

Historically. Meridian’s core business has been the Solid Waste Business, which focused on being an integrated provider of non-hazardous solid waste collection, transfer and disposal services. More recently Meridian has begun to shift its focus to formation and growth of the Technologies Business and Innovations Business. While the Solid Waste Business served as the platform for much of Meridian’s growth and revenue to date, the significant debt burden on Meridian (including indebtedness under the Prior Credit Agreement, the amount of liquidity required to service that indebtedness and the liquidity, cash flow and capital needs of the Solid Waste Business and the potential opportunities in the Technologies and Innovations Businesses have caused Meridian’s management to believe that it needed to pursue a path to reduce Meridian’s current debt burden. Meridian’s management believes that by pursuing a strategy of debt reduction, Meridian would be positioned to improve its liquidity constraints and provide for opportunity for potential future growth that will increase shareholder value.

Following the Closing, the Company will continue to operate the Technologies Business and the Innovations Business, each of which is described more fully in the Company’s Form 10-K for the fiscal year ended on December 31, 2017 filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2018.

The Technologies Business, sometimes referred to herein as “Attis Healthcare”, is comprised of two divisions — (i) healthcare and (ii) Bright City, a mobile application. The healthcare division focuses on improving patient care and providing cost-saving opportunities through innovative, compliant, and comprehensive diagnostic and therapeutic solutions for patients and healthcare providers. The Company offers a broad portfolio of what it believes to be best-in-class solutions, combined with insight and expertise, to give providers tools that lead to healthier patients and communities to address the challenges that come with trying to improve patient outcomes while driving down the cost of care. Attis Healthcare offers products and services in a variety of areas, including hospital consulting services for both laboratory services and emergency department revenue enhancement, polymerase chain reaction molecular testing, pharmacogenetics testing, and medication therapy management.

Bright City is an all-in-one citizen engagement mobile application that allows cities and their residents to communicate more directly. Bright City is a tool intended to form safer communities, more proactive community leadership, and more connected citizens. Bright City provides direct and two-way communication, which means citizens can reply and communicate directly with local law enforcement and town, city or municipal staff. Bright City is specific and targeted to citizen-city official communication, which prevents communications from becoming lost in the clutter of social media and allows for communications from citizens to be routed directly to the appropriate city staff for response and resolution. Bright City includes camera, video, and GPS locator functionality, which provides specific location data and a more accurate description of the reported activity, expediting the flow of information. Bright City is intended to act as the eyes and ears of the city, allowing towns, cities and municipalities to expand security and increase connectivity.

The Innovations Business, sometimes referred to herein as “Attis Innovations” focuses on producing sustainable materials and fuels from renewable sources at costs equal to or less than those otherwise produced from fossil fuels. By processing targeted feedstocks, the Company believes that Attis Innovations will be able to produce materials used in the following markets: bioplastics, consumer goods, adhesives, carbon fiber, renewable fuels, and green chemicals, among others.

The Company intends to leverage its expertise in waste streams and its technology development experience to harvest value from biomass. To this end, Attis Innovations has assembled a growing portfolio of technologies that are being designed and developed to refine biomass in a series of process steps that are analogous to petroleum refining, in which crude oil is sequentially processed into a wide range of products. Attis Innovation’s patented and patent-pending lignin conversion and refining processes, which fractionate and convert cellulosic biomass into ethanol or butanol and a renewable alternative for petroleum-derived resins, were recently awarded a $3 million grant from the USDA.

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Attis Innovations’ ultimate plan for this business is to finance, build, own and operate facilities based on its technologies to generate shareholder value by producing and selling renewable fuels, plastics, resins and other carbon-neutral offsets from low-value lignin and other cellulosic feedstocks; including pulp and paper by-products, first generation biofuel by-products, and other overlooked carbon-containing residuals. The Company is continuing to evaluate acquisitions and other transactions, some of which include existing production assets that are ideal for co-location of facilities based on its technologies. First generation biofuel plants can be particularly favorable targets inasmuch as its technologies have been proven to have the potential to generate more income by converting and refining existing by-products as compared to the income of current plants using traditional methods. No assurance can be given that such acquisitions can be consummated on terms that are acceptable to the Company.

Attis Innovations is comprised of three components: (1) Attis R&D Services, (2) Attis Biomaterials and (3) Attis Biofuels.

Attis R&D Services

Beginning in January 2018, Attis R&D Services, through exclusive licenses with American Science and Technology Corporation (“AST”), holds a ‘for hire’ 15,000 sq. ft. R&D facility (the “AST Facility”) capable of processing almost any form of biomass and converting it into targeted materials for testing and evaluation purposes. The AST Facility is a full-service pilot test facility, available to this industry and dedicated to developing innovative biobased products using its patented AST-Organosolv process to convert lignocellulosic biomass into high-value, bio-based chemicals and products.  The AST Facility, located in Wausau, Wisconsin, operates at various scales from a laboratory level to multi-ton batches and is equipped with a wide range of biomass processing equipment to provide a unique opportunity to accelerate the advancement of the bio-based economy. The AST Facility was built through a series of grants and private. Attis Innovations is in the process of executing its plan to upgrade the AST Facility.

Attis Biomaterials

Attis Biomaterials is intended to provide for the recovery and conversion of practically any form of biomass into targeted bio-based materials. Attis Biomaterials plans to produce and supply high-performance plant-derived materials, chemicals, and molecularly consistent feedstocks to manufacturing industries at costs competitive with those for materials otherwise derived from fossil fuels. Plastic, adhesives, and transportation fuels are typically produced from non-renewable materials such as crude oil and natural gas. Attis Innovations is focusing on providing the same materials directly from biomass, which can be sustainably harvested and replanted. The Company believes Attis Biomaterials can cost-effectively recover greater amounts of high-quality sources of carbon-based feedstocks from biomass than those previously available, thereby substantially increasing the revenues and profits generated per unit of biomass harvested.

Attis Biofuels

Attis Biofuels is intended to produce biofuels from low-cost feedstocks. These feedstocks include cellulose, hemicellulose lignin, sugars, fats and vegetable oils.

Attis Biofuels plans to purchase sugars from Attis Biomaterials and to convert this sugar into ethanol. This form of ethanol is referred to as cellulosic ethanol and sold at a premium to corn derived ethanol due the additional renewable energy credits it receives.

In addition, Attis Biofuels plans to use its capital and energy efficient biodiesel and renewable diesel process technology to convert fats and oils into fuels. Attis Biofuels has designed a hybrid process technology that allows for the production of either biodiesel or renewable diesel depending on the market demand for each.

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When producing biodiesel, Attis Biofuels’ process does not require the use of a catalyst; as a result, the system is able

Attis IP Holdings

In addition to the three divisions of Attis Innovations, Attis IP Holdings is a company designated to hold and manage Attis Innovations’ patent portfolio. This business unit will charge each of Attis Innovations’ process subsidiaries a royalty fee to be used to account for the cost associated with managing and prosecuting the patents. The objective of this business unit is to be cash flow neutral.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Second Amended and Restated Credit Facility” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On April 20, 2018, in connection with the Closing of the Transaction, the Company issued the Company Warrant to Buyer to purchase 852,843 shares of the Company’s Common Stock in consideration of $100,000. The Company Warrant is exercisable for a per share exercise price of $1.00. The Company Warrant and the shares of the Company’s Common Stock underlying the Company Warrant were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Buyer had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Buyer agreed to, and received, the Company Warrant bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangement of Certain Officers.

On April 20, 2018, Walter H. Hall, Jr. resigned as a director, President and Chief Operating Officer of the Company, effective immediately. In connection with his resignation, Mr. Hall, the Company and Cosman, entered into a Resignation and Executive Employment Agreement Termination Agreement dated April 20, 2018 (the “Termination Agreement”), which provides that Mr. Hall will be granted an option to acquire up to 857,910 shares of the Company’s common stock (the “Hall Stock Option”), including the right to acquire up to 732,910 shares of common stock pursuant to the terms of Mr. Hall’s employment agreement. The Hall Stock Option is fully vested and has a per share exercise price of $1.06. The Hall Stock Option will not be exercisable until such time that the shareholders of the Company approve of the issuance of the shares underlying the Hall Stock Option pursuant to Nasdaq listing rule 5635(c) (the “Shareholder Requirement”). The Company and Cosman have covenanted to hold a vote and vote in favor of the Shareholder Requirement. In addition, Mr. Hall will vest in his equity awards which are scheduled to vest in February 28, 2019. Mr. Hall waived all other benefits under his employment agreement.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto.

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The Company will conduct a search, including internal and external candidates for the offices of President and Chief Operating Officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

An amendment to the Company’s certificate of incorporation (the “Certificate of Amendment”) to change the name of the Company to Attis Industries Inc. became effective on April 23, 2018. The foregoing description of the Certificate of Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995.

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the requirement of the Purchase Agreements (including post-closing indemnification), including the outcome of any legal proceedings that may be instituted against Seller Parties and others related to the transaction; the ability to retain certain key employees of Meridian; the ability of Meridian to manage and pay its debt service and meet its liquidity needs, including paying amounts due under the Credit Agreement and Meridian’s other debt obligations; the consequences of a termination of the Purchase Agreement, including the ability of Meridian to pay any amounts due related to the termination fee and/or Buyer’s expenses; the ability of Meridian to continue to meet the listing requirements of Nasdaq; the ability of Meridian to execute on a business plan that permits the Technologies and Innovations Businesses to provide sufficient growth, revenue, liquidity and cash flows for sustaining Meridian’s go-forward business, including but not limited to Meridian’s ability to service any debt that remains as part of obligations of Meridian related to the Credit Agreement after the closing under the Purchase Agreement, the risk associated with the Buyer’s rights to termination under the Purchase Agreement, including but not limited to is financing condition and its rights to continued due diligence; the risk related to any claims for indemnification under the Purchase Agreement and the risks identified and discussed under the caption “Risk Factors” in the Meridian Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on April 16, 2018 and the other documents Meridian files with the SEC from time to time. There will be events in the future, however, that Meridian is not able to predict accurately or control. Meridian’s actual results may differ materially from the expectations that Meridian describes in its forward-looking statements. Factors or events that could cause Meridian’s actual results to materially differ may emerge from time to time, and it is not possible for Meridian to accurately predict all of them. Any forward-looking statement made by Meridian in this Current Report on Form 8-K and Exhibit 99.1 hereto speaks only as of the date on which Meridian makes it. Meridian undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information required by this item for the disposition of the Solid Waste Business is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 4 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits:

Exhibit No.	Description

2.1	Equity Securities Purchase Agreement, dated February 20, 2018, by and among Meridian Waste Operations, Inc., Meridian Waste Solutions, Inc., Meridian Waste Acquisitions, LLC and Jeffrey S. Cosman (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2018).*
2.2	Amendment No. 1 to the Equity Securities Purchase Agreement, dated March 30, 2018, by and among Meridian Waste Operations, Inc., Meridian Waste Solutions, Inc., Meridian Waste Acquisitions, LLC and Jeffrey S. Cosman.*
2.3	Amendment No. 2 to the Equity Securities Purchase Agreement, dated April 20, 2018, by and among Meridian Waste Operations, Inc., Meridian Waste Solutions, Inc., Meridian Waste Acquisitions, LLC and Jeffrey S. Cosman.*
3.1	Certificate of Amendment to Certificate of Incorporation of Meridian Waste Solutions, Inc.
4.1	Warrant to Purchase Stock issued in favor of Meridian Waste Acquisitions, LLC, dated April 20, 2018.
4.2	Second Amended and Restated Credit and Guaranty Agreement dated April 20, 2018 by and among Meridian Waste Operations, Inc., Mobile Science Technologies, Inc., Attis Healthcare, LLC, Integrity Lab Solutions, LLC, Red X Medical LLC, Welness Benefits, LLC, LGMG, LLC, Attis Innovations, LLC, Advanced Lignin Biocomposites LLC, Attis Envicare Medical Waste, LLC, Attis Genetics, LLC, Attis Federal Labs, LLC and Attis Commercial Labs, LLC, Meridian Waste Solutions, Inc. and certain of its subsidiaries, as guarantors, the lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger.
4.3	Amended and Restated Term Loan Note issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $8,158,333.79, dated April 20, 2018.
4.4	Amended and Restated Pledge and Security Agreement between the grantors party thereto and Goldman Sachs Specialty Lending Group, L.P., dated April 20, 2018.
10.1	Resignation and Executive Employment Agreement Termination Agreement dated April 20, 2018, by and among Meridian Waste Solutions, Walter H. Hall, Jr. and Jeffrey S. Cosman.

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2018	MERIDIAN WASTE SOLUTIONS, INC.

	By:	/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman Title: Chief Executive Officer

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